Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SUBLEASE

THIS SUBLEASE is dated as of August 22, 2023, and is made by and between Jones Lang LaSalle Americas, Inc., a Maryland corporation (“Sublandlord”), and Forge Global, Inc., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:

1.Recitals: Four Embarcadero Center Venture, a California general partnership, as landlord (“Master Landlord”), and Sublandlord, as tenant, are parties to that certain Lease Agreement dated July 31, 2021 (the “Master Lease”) with respect to those certain premises consisting of approximately 21,795 rentable square feet (the “Premises”) commonly known as Suite 1500 on the 15th floor in that certain building (the “Building”) commonly known as Four Embarcadero Center, San Francisco, California. The Master Lease, among other things, incorporates by reference the terms of (a) that certain Sublease dated as of December 13, 2019 (the “Original Sublease”), by and between Eaze Technologies, Inc. (“Original Sublandlord”) and Sublandlord and (b) that certain Office Lease dated December 11, 2018 (the “Original Master Lease”) between Master Landlord and Original Sublandlord. A redacted copy of the Master Lease (including, but not limited to, the Original Sublease and the Original Master Lease) is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

2.Subleased Premises: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Premises (hereinafter, the “Subleased Premises”).

3.Term:

A.    Initial Term. The term (the “Initial Term”) of this Sublease shall be for the period commencing on the date upon which the Conditions are satisfied (the “Commencement Date”), and ending on December 31, 2025 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. The “Conditions” are all of the following: (1) full execution and delivery of this Sublease by Sublandlord and Subtenant; (2) delivery by Subtenant of the Security Deposit and first month’s rent as required hereunder and (3) the receipt of the consent of Master Landlord to this Sublease (the “Consent”) and (4) delivery of possession of the Subleased Premises to Subtenant on the Commencement Date vacant but for the FF&E with all improvements and Building Systems located therein in their “as-is” condition. To Sublandlord’s knowledge without duty of investigation, the building systems are in good working order. Sublandlord shall keep Subtenant informed as to the timing of submission of the Sublease for Consent, and shall submit the fully-signed Sublease for Consent to Landlord within three (3) days of Sublandlord’s receipt of the same, together with the Security Deposit and first month’s rent.

B.    Extension Option. If Subtenant and Master Landlord enter into a direct lease which commences on February 1, 2026 (the “Direct Lease”), Subtenant may elect to extend the Initial Term to January 31, 2026 (the “Extension Term”, together with the Initial Term, the “Sublease Term”) by providing written notice thereof to Sublandlord no later than September 30, 2025, provided that such notice shall include written confirmation from Master Landlord that such Direct Lease has been entered into. All terms of the Sublease shall apply during the Extension Term (if exercised), except the Base Rent payable during the Extension Term shall be the same as the Base Rent for the immediately preceding calendar month.
C.    Early Occupancy. Subject to Section 14 hereof, (i) Sublandlord shall deliver possession of the Subleased Premises to Subtenant on the Commencement Date and (ii) from and after the Commencement Date, Subtenant and Subtenant’s representatives may enter the Subleased Premises for the purpose of performing alterations, installing Subtenant’s personal property and equipment, furniture, fixtures and voice and data cabling and occupying the Subleased Premises for Subtenant’s business operations. All of Subtenant's obligations under this Sublease (other than Subtenant’s obligation to pay Base Rent and Additional Rent as such terms hereinafter defined) shall commence on the Commencement Date; provided, however, Subtenant shall not be responsible for paying the cost of utility service to the Premises until December 1, 2023 (other than after-hours utility usage), provided that prior to such date Subtenant does not use the Subleased Premises for general commercial purposes (as opposed to preparation for occupancy).

4.Rent:

A.    Base Rent. Commencing on May 1, 2024 (the “Rent Commencement Date”) and continuing each month thereafter, Subtenant shall pay to Sublandlord as base rent (“Base Rent”) for the Subleased Premises monthly installments as follows:

Period	Rate of Annual Base Rent per RSF	Rate of Annual Base Rent	Monthly Installments of Base Rent
Rent Commencement Date – 11/30/24	$53.00	$1,155,135.00	$96,261.25
12/1/24 – 11/30/25	$54.59	$1,189,789.05	$99,149.09
12/1/25 – 12/31/25	$56.23	$1,225,532.85	$102,127.74

B.    Notwithstanding the foregoing, if Sublandlord fails to deliver possession of the Subleased Premises in the condition required in this Sublease within seven (7) days of receipt of the fully executed Consent, Subtenant shall be granted a rent credit equal to one day of Base Rent for each day of delay, until the Commencement Date occurs, which credit(s) shall be applied toward the first payments of Base Rent due under this Sublease.

C.    Additional Rent. Notwithstanding any provision in the Master Lease or in this Sublease to the contrary, in addition to the Base Rent, Subtenant shall also pay each month for (i) Subtenant’s electricity usage in accordance with Section 4.6 of the Master Lease, (ii) Prop C Taxes associated with Subtenant’s payments under this Sublease (it being understood and agreement that Sublandlord shall retain all responsibility for paying Prop C Taxes associated with Sublandlord’s payments under the Master Lease) and (iii) commencing on January 1, 2025, Tenant’s Proportionate Share of increases in Direct Expenses over the Direct Expenses attributable to calendar year 2024 (the “Base Year”), as calculated and provided by Sublandlord based upon the estimates and annual reconciliation provided by Master Landlord, pursuant to Section 4.6 of the Master Lease. Subject to the foregoing, all monies other than Base Rent required to be paid by Subtenant under this Sublease, including, without limitation, all amounts payable by Sublandlord under the Master Lease shall be deemed additional rent (the “Additional Rent”). Without limiting the foregoing, in the event any Additional Rent is incurred exclusively for Subtenant’s benefit or as a result of Subtenant’s request for certain services beyond standard Building services (such as extra hours’ charges, etc.) or otherwise, Subtenant shall pay the entire cost thereof. Notwithstanding the foregoing, “Additional Rent” under this Sublease shall not include, and Subtenant shall have no responsibility or liability for (i) the payment of any cost, expense, and/or charge arising from Sublandlord’s breach of the Master Lease, (ii) costs arising from Sublandlord’s failure to perform any condition or obligation under the Master Lease, or (iii) any costs, expense or fee imposed by Master Landlord as a result of this Sublease (including any consent fees or attorneys’ fees incurred by Master Landlord as a result of this Sublease). Subtenant shall be entitled to receive the same regular weekday janitorial services provided to Sublandlord under the Master Landlord.

D.    Prepayment of Rent. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of $96,261.25, which shall constitute Base Rent for the first month of the Term for which Rent is payable hereunder.

E.    Abatement. Notwithstanding the foregoing, and on the express condition that Subtenant abides by all of the terms and conditions of this Sublease and is not in default hereunder beyond any applicable notice or cure period, Subtenant shall be entitled to an abatement of Base Rent from the Commencement Date through April 30, 2024 (the “Abated Rent Period”), such that the Base Rent rate for the Subleased Premises for the Abated Rent Period shall be $0.00. Notwithstanding such concession of Base Rent, Sublandlord and Subtenant agree that in the event Subtenant is in default of its obligations under this Sublease beyond any applicable notice and cure period, then all Base Rent not collected by Sublandlord due to the foregoing Base Rent abatement shall, as of the date of Subtenant’s default, become immediately due and payable with interest on such sums at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law from the date such Base Rent was originally due to the date of payment.

5.Security Deposit: Upon execution hereof by Subtenant, Subtenant shall deposit with Sublandlord the sum of $300,425.91 (the “Security Deposit”) in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublandlord may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant, within ten (10) days after demand by Sublandlord therefor, shall deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above. Sublandlord may commingle the Security Deposit with its own funds and Subtenant shall not be entitled to interest on the Security Deposit. Upon the expiration of this Sublease and Subtenant’s vacation of the Subleased Premises, provided Subtenant is not in default under the terms of this Sublease, Sublandlord shall return to Subtenant so much of the Security Deposit as has not been applied by Sublandlord pursuant to this Paragraph, or which is not otherwise required to cure Subtenant’s defaults.

6.Late Charge: If Subtenant fails to pay Sublandlord any amount due hereunder after the expiration of applicable grace or cure periods, Subtenant shall pay to Sublandlord upon demand a late charge equal to five percent (5%) of the delinquent amount without the requirement of notice of nonpayment. Notwithstanding the foregoing, Subtenant shall be entitled to a grace period of three (3) business days after notice from Sublandlord with respect to the first late payment in any twelve (12) month period of the Term, and such first late payment in each such period will not be considered a default under this Sublease and will not be subject to a late charge. Additionally, Subtenant shall pay interest on any delinquent amounts at the rate of ten percent (10%) per annum beginning on the tenth day after its due date (or, if less, the highest rate allowed by law). Sublandlord’s acceptance of any interest or late charge shall not waive Subtenant’s default in failing to pay the delinquent amount.

7.Holdover: Subtenant shall have no right to hold over in the Subleased Premises beyond the Expiration Date, and Subtenant hereby waives all such rights. Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the Expiration Date of this Sublease in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant’s failure to surrender the Subleased Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Subleased Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant). If Subtenant holds over after the expiration of the Term of this Sublease or earlier termination thereof, with or without the express or implied consent of Sublandlord, such tenancy shall be from month-to- month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Sublease for the first (1st) month of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. In addition, Subtenant shall pay Sublandlord one hundred percent (100%) of Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

8.Repairs: The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an “AS IS” basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises for Subtenant’s use and occupancy thereof, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs, or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease. Sublandlord shall, however, demand performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant and shall use commercially reasonable efforts to obtain Master Landlord’s performance; provided, however, if Master Landlord defaults under the Master Lease or fails to perform any of its obligations under the Master Lease after receipt of written notice from Sublandlord of such failure, Sublandlord will, at Subtenant’s request and at no material cost to Sublandlord, assign Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against the Master Landlord to obtain performance of Master Landlord’s obligations under the Master Lease, provided that Subtenant shall be responsible for all costs and expenses related to such action, and shall indemnify Sublandlord from any claims arising therefrom. If Sublandlord fails to abide by the provision set forth in the previous sentence, Subtenant will have the right to take such action and institute legal proceedings in the name of Sublandlord, and for the purpose and to such extent, all rights and remedies of Sublandlord under the Master Lease are hereby conferred upon and assigned to Subtenant. Subtenant expressly waives any rights it may have to make repairs at the expense of Sublandlord.

9.Right to Cure Defaults: If Subtenant fails to pay any sum of money to Sublandlord or fails to perform any other act on its part to be performed hereunder beyond any applicable notice or cure period, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date of the expenditure until repaid.

10.Assignment and Subletting: Subtenant may not assign any interest in this Sublease, sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), except as permitted under, and in compliance with, all of the terms and conditions of the Master Lease (including those transfers expressly permitted pursuant to Section 14.8). Subtenant shall be responsible for any fees due to Master Landlord for a Transfer of this Sublease.

11.Use:

A.    Subtenant may use the Subleased Premises for general office purposes only and any other use permitted by Article 5 of the Original Master Lease and for no other purpose whatsoever.

B.    Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord to the extent Sublandlord is obligated to do so under the Master Lease. Subtenant shall at all times comply with the Rules and Regulations provided in the Master Lease to the extent Sublandlord is obligated to do so under the Master Lease.

12.Parking: During the Term, Subtenant shall be permitted to use all of the parking spaces allocated to Sublandlord in the Master Lease.

13.Delivery and Acceptance: Sublandlord shall deliver the Subleased Premises in broom-clean condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that Rent shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant. By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, “AS IS” condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

14.Improvements: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Master Lease, if required thereunder; provided that subject to review of final plans and specifications, and Master Landlord’s consent, Sublandlord approves of Subtenant constructing seven (7) perimeter offices within the Subleased Premises, and provided that Master Landlord does not require restoration of such initial work, Sublandlord hereby waives its right to require any restoration thereof. Sublandlord shall reasonably facilitate communications between Subtenant and Master Landlord to the extent necessary to assist Subtenant to obtain Master Landlord’s consent to any such alterations or improvements. Subtenant shall not be entitled to any portion of any allowance or sum to be provided to Sublandlord by Master Landlord under the Master Lease or otherwise (other than the pass through of any abatements to which Sublandlord is entitled under the Master Lease). Subtenant shall not have any obligation to remove any Improvements performed by Subtenant other to the extent (x)

Master Landlord requires removal thereof, pursuant to Section 8.5 of the Master Lease. Sublandlord shall be solely responsible for removal of any improvements performed by Sublandlord as tenant prior to the Sublease Commencement Date and required to be removed by Master Landlord, pursuant to Section 8.5 of the Master Lease.

15.Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk that normally would be insured against under any property insurance policy required to be carried by either party. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease; except that in the event that Sublandlord receives an abatement or diminution of Base Rent or Additional Rent from Master Landlord that relates to a casualty, condemnation or interruption or abatement of Building services to the Subleased Premises, Subtenant shall be entitled to an equivalent or proportionate abatement or diminution of Base Rent or Additional Rent. The obligations of Sublandlord shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

16.Insurance: Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense, during the Term the insurance required to be carried by the “Tenant” pursuant to Article 10 of the Original Master Lease. Subtenant shall include Sublandlord and Master Landlord and any other parties required under the Master Lease as additional insureds in every policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance no later than one (1) business day prior to the date Subtenant takes possession of the Subleased Premises.

17.Default: Subtenant shall be in default of its obligations under this Sublease if any of the following events occur:

A.    Subtenant fails to pay any Rent when due which failure is not cured within three (3) business days after written notice from Sublandlord that said amount was not paid when due, provided that if Subtenant has previously received one (1) or more notice from Sublandlord during the immediately preceding twelve (12) month period stating that Subtenant failed to pay any amount required to be paid by Subtenant under this Sublease when due, then Sublandlord shall not be required to deliver any notice to Subtenant and a default shall immediately occur upon any failure by Subtenant to pay any Rent or any other charge required to be paid under his Sublease when due; or

B.    Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Subtenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event later than thirty (30) days after the initial 15-day cure period.

C.    Subtenant files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within fifty (50) days after filing;

D.    Subtenant makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for a substantial part of its assets (and the appointment is not stayed or vacated within twenty (20) days); or makes an assignment for the benefit of creditors;

E.    The levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within ten (10) days thereafter to have such attachment or execution vacated; or

F.    Subtenant commits any other act or omission which would constitute a default under the Master Lease.

18.Remedies: In the event of any default by Subtenant hereunder, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default by Tenant had occurred thereunder and all other rights and remedies otherwise available at law and in equity, except to the extent such rights are related to terms not incorporated into this Sublease. Sublandlord may resort to its remedies cumulatively or in the alternative.

19.Surrender: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations to the extent constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of the Master Lease and shall surrender the Subleased Premises to Sublandlord in good condition, order and repair, reasonable wear and tear and damage by casualty excepted. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant’s removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. In addition, Sublandlord shall not require Subtenant to remove alterations constructed by Subtenant unless Master Landlord requires such removal pursuant to the Master Lease.
20.Broker: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Jones Lang LaSalle (“Sublandlord’s Broker”) and Raise (“Subtenant Broker”, together with Sublandlord’s Broker, the “Brokers”). Sublandlord and Subtenant agree to indemnify and hold the other harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of the indemnifying party’s actions or dealings with such other agent, broker, salesman, or finder. Sublandlord shall pay a brokerage commission in connection with this Sublease to the Brokers as provided in a separate commission agreement between such parties.

21.Notices: Unless at least fifteen (15) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. Notwithstanding any provision of Article 28 of the Master Lease to the contrary, all notices, demands or communications between Sublandlord and Subtenant in connection with this Sublease shall be delivered to the addresses following the parties’ signatures on this Sublease as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid. Notices shall be deemed delivered upon receipt or refusal by addressee. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

22.Other Sublease Terms:

A.    Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublandlord” and “Subtenant”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs, restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts to obtain Master Landlord’s performance; (v) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord’s approval is not obtained; (vi) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (vii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord, except to the extent any such claim for indemnification was caused by or due to the willful acts or negligence of Sublandlord, or default by Sublandlord under the Master Lease or this Sublease; (viii) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (ix) the following modifications shall be made to the Master Lease as incorporated herein:

The following provisions of the Original Master Lease are excluded from this Sublease: Sections 1, 3, 4, 5, 8, 9, 11 and 12 of the Summary of Basic Lease Information; Article 2, Article 3, Article 16, Article 19, Article 21, Article 25, Exhibit B, and Exhibit H of the Original Master Lease; Sections 1, 2, 3(a), 4, 6,11,12,14,15,18,19, 20, Exhibit B and Exhibit C of the Original Sublease; Section 1, 4 and 5 of the Master Lease. In addition, to the extent that the time frame stated for providing notice or consents or performing any repairs is shorter in the Sublease than in the Master Lease, the time frame stated in the Sublease shall control; provided, however, for the avoidance of doubt, if no time frame is expressly provided in this Sublease, with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease, including, without limitation, curing any defaults, the time frame shall be presumed to be: (i) if the applicable cure period under the Master Lease is no less than five (5) business days and no more than ten (10) business days, truncated by two (2) days, (ii) if the applicable cure period under the Master Lease is no less than eleven (11) business days and no more than fifteen (15) business days, truncated by five (5) days, and (iii) if the applicable cure period under the Master Lease is sixteen (16) business days or more, truncated by five (5) business days. If the applicable cure period is less than five (5) business days, the cure period under the Master Lease shall apply, without any adjustment.

B.    Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises except to the extent such provisions are excluded from incorporation herein or remain the obligation of Sublandlord hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease except for those obligations which are excluded from incorporation hereunder or remain the obligation of Sublandlord hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.
C.    Sublandlord Indemnity; Limitation of Liability. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, claims, liabilities and damages resulting from a breach or default by Sublandlord of its obligations under the Master Lease to the extent not caused by Subtenant's actions. As between Sublandlord and Subtenant, in no event will Sublandlord be liable to Subtenant for any consequential, special or punitive damages.

D.    Defaults under the Master Lease. If Sublandlord receives any notice of default from Master Landlord under the Master Lease with respect to the Subleased Premises, Sublandlord shall promptly deliver a true and correct copy of the same to Subtenant.

23.Right to Contest: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

24.Status of Master Lease: Sublandlord represents that to its current actual knowledge, (i) the Master Lease attached hereto as Exhibit A is a true and complete copy of its entire agreement with the Master Landlord relating to the Master Premises; (ii) the Master Lease is in full force and effect; and (iii) no condition exists and no event has occurred, which, with the giving of notice, the passage of time, or both, would constitute a default by either party to the Master Lease. Sublandlord shall fully perform all of its obligations under the Master Lease to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease. Sublandlord shall not terminate or take any actions giving rise to a termination right under the Master Lease, amend or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease without, in each instance, Subtenant’s prior written consent, in its reasonable discretion.

25.Covenant of Quiet Enjoyment: Subtenant peacefully shall have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Subtenant pays all Rent imposed hereunder and otherwise performs all of Subtenant’s covenants and agreements contained herein.

26.Conditions Precedent: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord’s obligations hereunder are conditioned upon Sublandlord’s receipt of the written Consent of Master Landlord to this Sublease. If such condition is not met within sixty (60) days after execution of this Sublease by Sublandlord, then either Sublandlord or Subtenant may terminate this Sublease by giving the other written notice thereof prior to the receipt of such consent, and upon such termination, Sublandlord shall return to Subtenant its payment of the first month’s Base Rent paid by Subtenant pursuant to Paragraph 4 hereof.

27.Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

28.Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

29.Time is of the Essence: Time is of the essence in the performance of the provisions of this Lease.

30.FF&E:

A.    Sublandlord is the owner of the furniture, cabling, fixtures, AV hardware, phone booths and equipment currently in the Subleased Premises and listed on Exhibit C hereto (the “FF&E”). Any of Sublandlord’s personal items that are not included on the list in Exhibit C must be removed prior to the Commencement Date. Title to the FF&E shall remain with Sublandlord during the period commencing on the Commencement Date and ending on the Rent Commencement Date. Upon the Rent Commencement Date, title to the FF&E shall pass to Subtenant for consideration of $1.00, and Subtenant shall have full rights and responsibilities therefor, including removal thereof from the Subleased Premises in accordance with the Master Lease and this Sublease. Sublandlord makes no representations or warranties whatsoever as to the condition of the FF&E; however, Sublandlord represents that it holds 100% of all right, title and interest to the FF&E, free of all encumbrances. Subtenant has examined the FF&E as accepts it in its “as is” condition in all respects;

31.Miscellaneous: This Sublease represents the complete and final understanding between Sublandlord and Subtenant with respect to the subject matter hereof and may not be waived, amended, or modified by either party, unless such waiver, amendment or modification is in writing and signed by both parties. If any provision of this Sublease is invalid under applicable law, such invalidity shall not affect the other provisions of this Sublease. This Agreement shall be governed by the laws of the state where the Subleased Premises are located.

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                            SUBTENANT:

JONES LANG LASALLE AMERICAS, INC.,                FORGE GLOBAL, INC.
a Maryland corporation                            a Delaware corporation
By: /s/ Marcellus Parker                            By: /s/ Mark Lee
Print Name: Marcellus Parker                        Print Name: Mark Lee
Title: Head of Corporate Real Estate and Workplace, Americas        Title: CFO

SUBLANDLORD’S ADDRESS:	SUBTENANT’S ADDRESS:
Jones Lang LaSalle Americas, Inc.
Attn: Lease Administratio
Tower 260
260 Forbes Avenue
Suite 1200
Pittsburgh, PA 15222

With a copy of default notices only, to:

Jones Lang LaSalle Americas, Inc.
Attn: Marcellus Parker, Head of Real Estate & Workplace, America
3344 Peachtree Road NE, Suite 1200
Atlanta, GA 30326

Jones Lang LaSalle Americas, Inc.
Attn: Director of Real Estate
200 E. Randolph Drive
Chicago, IL 6060

and

Jones Lang LaSalle Americas, Inc.
Attn: General Counsel – Corporate Leases
200 E. Randolph Drive
Chicago, IL 6060	Forge Global, Inc. 415 Mission Street, Suite 5510 San Francisco, CA 94105 Attn: Legal Department

CONSENT TO SUBLEASE

[To Come]

EXHIBIT A

MASTER LEASE

[See attached]

EXHIBIT B

SUBLEASED PREMISES

[See attached]

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EXHIBIT C

FF&E

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